                             SELLING GROUP AGREEMENT

                              CHOICEPLUS ASSURANCE

This Selling Group Agreement applies to the duly registered and licensed broker/dealer which by signing below evidences its desire to distribute the ChoicePlus Assurance product suite issued by The Lincoln National Life Insurance Company ("Lincoln National") through Lincoln Life Variable Annuity Account N. Lincoln National acting as broker/dealer will also maintain the selling group for the ChoicePlus Assurance product suite, except in New York.

This Selling Group Agreement also applies to the duly registered and licensed broker/dealer which by signing below evidences its desire to distribute the ChoicePlus Assurance product suite issued by Lincoln Life & Annuity Company of New York ("Lincoln New York") through Lincoln New York Account N for Variable Annuities. In New York, the selling group is maintained by Lincoln Financial Advisors Corporation (LFA), a broker/dealer member of the NASD.

As applicable, we will refer to Lincoln National and Lincoln New York collectively as "Lincoln, and the broker/dealer as "you" or the "Representative."

A.   Definitions

          a. Registered Representative: An individual who, as a result of passing the appropriate examinations of the National Association of Securities Dealers (NASD) or other appropriate self-regulatory organizations (SRO), and also appropriately licensed and appointed to sell insurance products may sell the insurance products described herein;

          b. Broker/Dealer: An individual, partnership, corporation or other legal entity admitted to membership in the National Association of Securities Dealers (NASD) and appropriately licensed and/or appointed to sell the insurance products described herein; or an organization such as a bank, which pursuant to statutory or regulatory authority, may act as a broker/dealer without being a member of the NASD, but is appropriately licensed and appointed to sell the insurance products as described herein.

B.   Conditions Related to the Offer and Sale of These Contracts.

     1. You represent that you are a properly registered and licensed broker or dealer under applicable federal and state securities laws and regulations and a member in good standing of the National Association of Securities Dealers ("NASD"). You agree to immediately notify us if you cease to be so registered or licensed or a member in good standing of the NASD.

     2. You agree to abide by all rules and regulations of the NASD, including its Conduct Rules, and to comply with all applicable federal and state laws, rules and regulations (all of which shall control and override any provision to the contrary in this Selling Group Agreement).

          You are responsible for such supervision of your registered representatives and other associated persons which will enable you to ensure that your registered representatives and associated persons are in compliance with applicable insurance and securities laws, rules, regulations and statements of policy promulgated there under.

CPASSRSG

                              CHOICEPLUS ASSURANCE

          Your authority under this Selling Group Agreement extends only to the Contracts and Policies described herein.

          The Broker/Dealer's expulsion from the NASD shall automatically terminate this Selling Group Agreement without notice. The Broker/Dealer's suspension will terminate this Selling Group Agreement immediately upon written or oral notice from Lincoln.

     3. You represent that you will not sell any Contracts or Policies until you are a properly licensed insurance agent duly appointed by Lincoln.

     4. You will distribute the Contracts and Policies only in those jurisdictions in which the Contracts and Policies are registered or qualified for sale and only through your duly licensed registered representatives (in accordance with the rules of the NASD) who are also fully licensed with Lincoln to sell the Contracts or Policies in the applicable jurisdictions (in accordance with the insurance regulations and laws of such jurisdictions).

     5. All applications and initial and subsequent payments under the Contracts or Policies collected by you will be remitted promptly, but under no circumstances in more than (2) business days, to Lincoln at such address as Lincoln may from time to time designate.

     6.   a.   The Representative shall be responsible to Lincoln for the malicious, intentional, reckless, knowing, or negligent acts or omissions of his/her/its employees, officers, agents, and sales persons for the business covered under this Selling Group
               Agreement and shall indemnify and hold harmless Lincoln from any claims, demands, actions, judgements, loss, cost or expense, including court costs, punitive damages and reasonable attorney fees incurred by Lincoln by reason of such acts or omissions.
          b.   Lincoln shall be responsible to the Representative for the negligent acts or omissions of its employees, officers, agents, and sales persons for the business covered under this Selling
               Group Agreement and shall indemnify and hold harmless the Representative from any claims, demands, actions, judgements, loss, cost or expense, including court costs and reasonable attorney fees incurred by the Representative which are caused by or arise out of any negligent acts or omissions of Lincoln, its employees, officers, agents, or sales persons.
          c.   The Representative, not Lincoln, is solely responsible for all statements, written or oral, acts, or representations, whether expressed or implied, made by his/her/its agents, or employees and is responsible for notifying his/her/its agents or employees of the terms and conditions of this Selling Group Agreement.
          d.   The Representative, (unless acting for Lincoln in its capacity as a Broker/Dealer) not Lincoln, is solely responsible as to the suitability of sale of the Lincoln National contracts to individual persons.
          e.   The Representative shall immediately notify Lincoln of any and all complaints about Lincoln contracts received by the Representative.

     7. All applications are subject to acceptance or rejection by Lincoln at its sole discretion. Lincoln will make payment of commissions directly to you with respect to the sale of the Contracts or Policies according to the schedules set forth in the attached Commission Schedules. No commissions will be paid on Contracts that are not subject to an initial or contingent deferred sales charge (other than ChoicePlus Assurance C Share).

     8. We will use reasonable efforts to provide information and marketing assistance to you, including providing you, without charge, reasonable quantities of advertising materials, sales literature, reports and current prospectuses of the Contracts or Policies and of the underlying variable funding options.

                              CHOICEPLUS ASSURANCE

          No promotional or marketing material shall be disseminated or used in conjunction with the sales of these products unless such material has received the prior written approval of Lincoln and has been filed with the appropriate governmental and regulatory agencies. You agree to hold Lincoln harmless from any liability resulting from the negligent, improper, unauthorized, or illegal use of any sales, marketing, solicitation or other materials.

          In the event this Selling Group Agreement is terminated, all records, unused supplies, Lincoln provided software, and other materials furnished by Lincoln to the Representative shall be returned to Lincoln upon request.

     9. In making all offers of the Contracts or Policies, you will deliver the applicable currently effective prospectuses.

     10. You are to offer and sell the Contracts or Policies only at the regular public offering price currently determined by the applicable Separate Account in the manner described in the current applicable prospectus or Contract or Policy and will make no representation not included in the prospectus or Contract or Policy or in any authorized supplemental material. This Selling Group Agreement is in all respects subject to all provisions of the current applicable prospectuses.

          You have no authority to: (a) waive, alter, modify or change any of the terms, rates or conditions of the Lincoln contracts; or (b) to incur any obligations or debts for or on behalf of Lincoln; or (c) discharge any contract on behalf of Lincoln by any statement, promise, representation or transaction.

     11. We will deliver to you and you will use only sales literature and advertising material that conforms to the requirements of federal and state laws and regulations and which have been authorized by Lincoln.

     12. The signing of this Selling Group Agreement does not obligate Lincoln to license any particular registered representative as a salesperson of Contracts or Policies. All licensing matters under any applicable state insurance law shall be handled directly by you and the registered representative involved, with all required proof of state insurance licensing furnished to Lincoln before commission payments may be made.

     13. You understand that you are acting in the capacity of an independent contractor.

     14. Any party to this Selling Group Agreement may cancel at any time upon written notice to all other parties, effective upon receipt.

          Lincoln may terminate a Representative's appointment under this Selling Group Agreement with or without cause by notice sent by ordinary mail to the last known address of the Representative. Termination of appointment may mean termination of authority either through cancellation of the appropriate license or appointment or termination of the entire Selling Group Agreement.

          Lincoln reserves the sole right, rather than to terminate this Selling Group Agreement, to suspend the right of the Representative to sell new business, including taking new applications on existing contracts, but still allow the Representative to service existing business. In this event, all compensation provided for in this Selling Group Agreement will continue to be paid as long as the Representative remains as broker of record on the contracts involved. Lincoln reserves the right, however, to terminate such servicing arrangement with the Representative at its sole discretion.

                              CHOICEPLUS ASSURANCE

     15. All communications to Lincoln should be sent to its address, which is listed below. Any notice to you shall be duly given if mailed or electronically transmitted to you at the address specified by you below.

     16. The schedules of commissions, bonuses, sales charges and allowances attached hereto and incorporated in this Selling Group Agreement apply to Contracts and Policies initially sold through you. Commissions on Contracts and Policies initially sold through another broker/dealer for which you become the supervising dealer will be paid to you based on the original broker/dealer's schedule of commissions, bonuses, sales charges and allowances.

     17. Commission schedules for Contracts and Policies that are actively being sold to new customers are set forth in Compensation Schedule A, attached hereto and incorporated herein.

     18. New sales of products in the ChoicePlus or ChoicePlus II suite of products will not be permitted as products in the ChoicePlus Assurance suite of products are approved for sale within a state. The compensation schedules for the ChoicePlus and ChoicePlus II contracts will continue to remain in effect as long as those contracts remain in force.

     19. Different commission schedules may apply for internal transfers from another Lincoln contract.

     20. Lincoln and the Representative shall make no assignment or transfer of this Selling Group Agreement or of any benefits or obligations hereunder, either in whole or part, without prior written consent of the other. Any such assignee or transferee shall be properly licensed as required by this Selling Group Agreement prior to any assignment or transfer being considered. All terms and obligations of this Selling Group Agreement will extend to the assignee or the transferee.

     21. Forbearance or neglect of Lincoln to insist upon performance of this Selling Group Agreement shall not constitute a waiver of its rights and privileges.

     22. Two originals of this document should be executed. One of the originals should be returned to us for our files. The Selling Group Agreement shall be effective as of the date of acceptance by you, but only upon receipt by us of the original. This Selling Group Agreement may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of such amendments. This Selling Group Agreement shall be governed by the laws of the State of Indiana for Lincoln National and by the laws of the state of New York for Lincoln Life & Annuity Company of New York.

                              CHOICEPLUS ASSURANCE

     23 You agree to maintain confidential information in strict confidence and in a manner to safeguard against unauthorized access, disclosure, use, destruction, loss or alteration in accordance with applicable state and federal laws and regulations (all the foregoing referred to as "Privacy Law"). You are prohibited from using consumer or customer non-public information other than (1) to execute the terms and conditions of this Selling Group Agreement as permitted by Privacy Law or (2) as required by state or federal law, regulation or rule. You agree not to disclose confidential information to any third parties without prior written permission of the disclosing party. You shall promptly report to Lincoln any unauthorized disclosure or use of any confidential information of which you become aware. Lincoln has the right to make reasonable requests to inspect, during normal business hours, your facilities, data and records, associated audit reports, summaries of test results or equivalent measures taken by you to ensure compliance with Privacy Law for the purposes of verifying that the confidentiality provisions of this Selling Group Agreement are being complied with.

The Lincoln National Life Insurance       Lincoln Life & Annuity Company of
Company                                   New York
1300 South Clinton Street                 100 Madison Street, Suite  1860
Fort Wayne, IN 46802                      Syracuse, NY 13202


By:                                       By:
   -----------------------------------       -----------------------------------

                                          Lincoln Financial Advisors Corporation


                                          By:
                                             -----------------------------------

Accepted:

                                          Date:
--------------------------------------         ---------------------------------
            Broker/Dealer

Address:
        ------------------------------

--------------------------------------

--------------------------------------


By:
   -----------------------------------
     Signature of Officer or Partner

   -----------------------------------
     Print Name of Officer or Partner

E-mail Address:
               -----------------------

Phone Number:                             Fax Number:
             -------------------------               ---------------------------

                                    ADDENDUM

This addendum ("Addendum") adds to the Selling Agreement between The Lincoln National Life Insurance Company ("Lincoln") and ___________________________ ("Broker/Dealer") dated ________("Agreement"). Except for a conflict between the terms of the Agreement and this Addendum, the terms of the Agreement shall apply to this Addendum. In the event of a conflict between the terms of this Addendum and the terms of the Agreement, this Addendum shall control.

WHEREAS Broker/Dealer and Lincoln are registered broker-dealers and subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, 31 U.S.C. 5311 et seq. (the "Act"); and

WHEREAS Broker/Dealer and Lincoln are required to comply with the Customer Identification Program ("CIP") provisions of the Act; and

WHEREAS Broker/Dealer sells Lincoln's life insurance and annuity products and has access to the information necessary to provide CIP services on behalf of Lincoln;

THEREFORE, in consideration of the mutual obligations contained herein, the parties agree as follows:

1. Broker/Dealer certifies that it has implemented an anti-money laundering program that complies with the requirements of the Act.

2. Broker/Dealer certifies that it has implemented a CIP that complies with all requirements of the Act.

3. Lincoln certifies that it has implemented an anti-money laundering program that complies with the requirements of the Act.

4. For the term of this Addendum, Broker/Dealer agrees to provide required CIP services for any Lincoln variable annuity or life insurance contracts that are sold by Broker/Dealer's agents, brokers or contractors.

5. The parties may extend this Addendum for additional one year periods as prescribed in the Act, provided both parties agree to the extension and provided Broker/Dealer certifies to Lincoln that it has implemented an anti-money laundering program and will perform the CIP obligations specified herein.

6. Either party may terminate this Addendum for any reason upon sixty (60) days prior written notice to the other party as provided in the Agreement.

AGREED TO AND ACCEPTED:

The Lincoln National Life Insurance       (Broker/Dealer full legal name)
Company


By:                                       By:
   -----------------------------------       -----------------------------------
Printed Name:                             Printed Name:
             -------------------------                 -------------------------
Title:                                    Title:
      --------------------------------          --------------------------------
Date:                                     Date:
     ---------------------------------         ---------------------------------

                             COMPENSATION SCHEDULE A

                     Lincoln ChoicePlus Assurance (B Share)

This compensation schedule applies to the Lincoln ChoicePlus Assurance product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 1. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected i4Life.

-------------------------------------------------------------------
                                              Trail Compensation
Compensation  Attained Age At     Cash    -------------------------
  Schedule    Time of Deposit*  Flow (1)  Years 2-7(2)  Years 8+(3)
-------------------------------------------------------------------
     1             ** 81            6.50%         0.25%        0.25%
                   81 - 85          3.50%         0.25%        0.25%
                   86 - 90          2.00%         0.25%        0.25%

     2             ** 81            6.50%         0.00%        1.00%
                   81 - 85          3.50%         0.00%        1.00%
                   86 - 90          2.00%         0.00%        1.00%
-------------------------------------------------------------------
*    Based on age of owner(s).

** Is less than


(1) If withdrawals during a contract year exceed 15% of net deposits (gross deposits less prior withdrawals), cash flow commissions will be subject to a charge back. During the first six months from when a deposit is made, 100% of the cash flow commission will be charged back on amounts in excess of the allowable withdrawal. During the next six months, 50% of the cash flow commission will be charged back. Deposits will be withdrawn on a first-in, first-out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within six months from the date of receipt and 50% during the second six months.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(3) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 84 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 84 months.

                      Lincoln ChoicePlus Assurance (Bonus)

This compensation schedule applies to the Lincoln ChoicePlus Assurance (Bonus) product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 1. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected i4Life.

-----------------------------------------------------------------------
                                                 Trail Compensation
Compensation  Attained Age At      Cash      --------------------------
  Schedule    Time of Deposit*  Flow (1)(2)  Years 2-9(3)  Years 10+(4)
-----------------------------------------------------------------------
     1             ** 81               6.50%         0.00%         0.00%
                   81 - 85             3.50%         0.00%         0.00%
                   86 - 90             2.50%         0.00%         0.00%

     2             ** 81               6.00%         0.00%         1.00%
                   81 - 85             3.00%         0.00%         1.00%
                   86 - 90             2.00%         0.00%         1.00%
-----------------------------------------------------------------------
*    Based on age of owner(s). May not be issued beyond age 85.

** Is less than

(1) In the event a deposit qualifies for the 5% bonus credit, the cash flow amount will be reduced by .50%. All deposits in the first year will be aggregated together to determine whether the 5% bonus credit and the reduced cash flow compensation apply.

(2) If withdrawals during a contract year exceed either 10% of net deposits (gross deposits less prior withdrawals) or 10% of account value, if larger, cash flow commissions will be subject to a charge back. During the first six months from when a deposit is made, 100% of the cash flow commission will be charged back on amounts in excess of the allowable withdrawal. During the next six months, 50% of the cash flow commission will be charged back. Deposits will be withdrawn on a first-in, first-out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within six months from the date of receipt and 50% during the second six months.

(3) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(4) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 108 months (i.e. 9 years). Trail compensation is paid on the quarter ending account value less any deposits made within the prior 108 months.

                     Lincoln ChoicePlus Assurance (L Share)

This compensation schedule applies to the Lincoln ChoicePlus Assurance (L Share) product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 2. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected i4Life.

-------------------------------------------------------------------
                                             Trail Compensation
Compensation  Attained Age At     Cash    -------------------------
  Schedule    Time of Deposit*  Flow (1)  Years 2-4(2)  Years 5+(3)
-------------------------------------------------------------------
     1             ** 81            5.50%         0.00%        1.00%
                   81 - 85          3.85%         0.00%        1.00%
                   86 - 90          3.25%         0.00%        1.00%

     2             ** 81            3.65%         1.00%        1.00%
                   81 - 85          2.30%         1.00%        1.00%
                   86 - 90          1.95%         1.00%        1.00%
-------------------------------------------------------------------
*    Based on age of owner(s)

** Is less than

(1) If withdrawals during a contract year exceed either 10% of net deposits (gross deposits less prior withdrawals) or 10% of account value, if larger, cash flow commissions will be subject to a charge back. During the first six months from when a deposit is made, 100% of the cash flow commission will be charged back on amounts in excess of the allowable withdrawal. During the next six months, 50% of the cash flow commission will be charged back. Deposits will be withdrawn on a first-in, first-out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within six months from the date of receipt and 50% during the second six months.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(3) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 48 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 48 months.

                     Lincoln ChoicePlus Assurance (C Share)

This compensation schedule applies to the Lincoln ChoicePlus Assurance (C Share) product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected i4Life.

-----------------------------------------------------------
Compensation  Attained Age At    Cash    Trail Compensation
  Schedule    Time of Deposit  Flow (1)     Years 2 +(2)
-----------------------------------------------------------
     1             ** 81           1.25%               1.00%
                   81 - 90         1.00%               1.00%
-----------------------------------------------------------

** Is less than

(1) If withdrawals during a contract year exceed 10% of net deposits (gross deposits less prior withdrawals), cash flow commissions will be subject to a charge back. During the first twelve from when a deposit is made, 100% of the cash flow commission will be charged back on amounts in excess of the allowable withdrawal. Deposits will be withdrawn on a first-in, first-out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within twelve months from the date of receipt.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

                              ChoicePlus Assurance

                                i4Life Advantage

If the i4Life Advantage option is elected, cash flow commissions will be paid according to the commission option selected for the ChoicePlus Assurance product involved. Trail commissions through the end of the initial surrender charge period, if any, for the option selected will also remain unchanged. At the end of the initial surrender charge period, the trail commission rates will be increased to:

-------------------------------------------------------------------------
                                     Commission   Annual Trail Commission
              Product                  Option     Payable after the CDSC
-------------------------------------------------------------------------
ChoicePlus Assurance (B Share) (1)       1                           0.50%
                                         2                           1.00%
-------------------------------------------------------------------------
ChoicePlus Assurance (Bonus) (1)         1                           0.50%
                                         2                           1.00%
-------------------------------------------------------------------------
ChoicePlus Assurance (L Share) (1)       1                           1.00%
                                         2                           1.00%
-------------------------------------------------------------------------
ChoicePlus Assurance (C Share) (2)       1                           1.00%
-------------------------------------------------------------------------

(1) Trail commissions shown are payable quarterly beginning on the calendar quarter end immediately after the contract has been in force for: 84 months for ChoicePlus Assurance (B Share); 108 months for ChoicePlus Assurance (Bonus); or 48 months for ChoicePlus Assurance (L Share). Trail commissions are paid on the quarter ending account value less any deposits that are still within the surrender charge period for the product involved.

(2) Trail commissions shown are payable quarterly beginning on the calendar quarter end immediately after the contract has been in force for 15 months for option. Trail commissions are paid on the quarter ending account value less any deposits made within the prior 15 months.

If i4Life Advantage is being selected at issue, an additional commission option is available for ChoicePlus Assurance (B Share) and ChoicePlus Assurance (Bonus):

--------------------------------------------------------------
                          Attained Age                Trail
                              at           Cash    Commissions
      Product            Time of Deposit   Flow    Years 2+(1)
--------------------------------------------------------------
ChoicePlus Assurance        ** 81          2.00%          1.00%
(B Share) or (Bonus)        81 - 90        1.00%          1.00%
--------------------------------------------------------------

** Is less than

(1) Annual trail commission rates are shown. Trail commissions begin on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail commissions are paid at the end of each calendar quarter on the quarter ending account value less any deposits made within the prior 15 months.

                              ChoicePlus Assurance

                                  Annuitization

--------------------------------------------------------------------------
                                      Variable Based Trail   Fixed Basis
        ChoicePlus Product               Commissions (1)     Cash Flow (2)
--------------------------------------------------------------------------
ChoicePlus Assurance (B Share) (3)                    0.80%           3.00%
ChoicePlus Assurance (Bonus) (3)                      0.80%           3.00%
ChoicePlus Assurance (L Share) (3)                    1.00%           3.00%
ChoicePlus Assurance (C Share) (4)                    1.00%           3.00%
--------------------------------------------------------------------------

(1) Percent, presented as an annual rate, is paid to dealers on "statutory reserves" which have been initially annuitized on a variable basis. This amount will be based on end-of-quarter reserve amounts and paid to dealers each calendar quarter.

(2) Percent is paid to dealers on account values initially annuitized on a fixed basis. No cash flow commission is payable on assets originally annuitized on a variable basis and subsequently transferred to a fixed basis.

     Contracts issued by Lincoln that are annuitized solely on a fixed basis will result in a separate Contract being issued.

(3) Commission is paid upon annuitization of contracts to which no surrender charges apply.

(4)  Commission is paid upon annuitization of contract.

                     Lincoln ChoicePlus Assurance (B Share)
                                    New York

This compensation schedule applies to the Lincoln ChoicePlus Assurance product and should be attached to your current Agreement with Lincoln Life & Annuity Company of New York.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 1. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected i4Life.

--------------------------------------------------------------------------
                                                    Trail Compensation
Compensation   Attained Age At                  --------------------------
  Schedule    Time of Deposit*   Cash Flow (1)  Years 2-7 (2)  Years 8+(3)
--------------------------------------------------------------------------
     1             ** 81                  6.50%          0.25%        0.25%
                   81 - 85                3.50%          0.25%        0.25%
                   86 - 89                2.00%          0.25%        0.25%

     2             ** 81                  6.50%          0.00%        1.00%
                   81 - 85                3.50%          0.00%        1.00%
                   86 - 89                2.00%          0.00%        1.00%
--------------------------------------------------------------------------
*    Based on age of owner(s).

** Is less than

(1) If withdrawals during a contract year exceed 15% of net deposits (gross deposits less prior withdrawals), cash flow commissions will be subject to a charge back. During the first six months from when a deposit is made, 100% of the cash flow commission will be charged back on amounts in excess of the allowable withdrawal. During the next six months, 50% of the cash flow commission will be charged back. Deposits will be withdrawn on a first-in, first-out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within six months from the date of receipt and 50% during the second six months.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(3) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 84 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 84 months.

                      Lincoln ChoicePlus Assurance (Bonus)
                                    New York

This compensation schedule applies to the Lincoln ChoicePlus Assurance (Bonus) product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 1. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected i4Life.

-----------------------------------------------------------------------------
                                                      Trail Compensation
Compensation  Attained Age At                     ---------------------------
  Schedule    Time of Deposit*  Cash Flow (1)(2)  Years 2-9 (3)  Years 10+(4)
-----------------------------------------------------------------------------
     1              ** 81                   6.50%          0.00%         0.00%
                   81 - 85                  3.50%          0.00%         0.00%
                   86 - 89                  2.50%          0.00%         0.00%

     2              ** 81                   6.00%          0.00%         1.00%
                   81 - 85                  3.00%          0.00%         1.00%
                   86 - 89                  2.00%          0.00%         1.00%
-----------------------------------------------------------------------------
*    Based on age of owner(s). May not be issued above age 85.

** Is less than

(1) In the event a deposit qualifies for the 5% bonus credit, the cash flow amount will be reduced by .50%. All deposits in the first year will be aggregated together to determine whether the 5% bonus credit and the reduced cash flow compensation apply.

(2) If withdrawals during a contract year exceed either 10% of net deposits (gross deposits less prior withdrawals) or 10% of account value, if larger, cash flow commissions will be subject to a charge back. During the first six months from when a deposit is made, 100% of the cash flow commission will be charged back on amounts in excess of the allowable withdrawal. During the next six months, 50% of the cash flow commission will be charged back. Deposits will be withdrawn on a first-in, first-out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within six months from the date of receipt and 50% during the second six months.

(3) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(4) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 108 months (i.e. 9 years). Trail compensation is paid on the quarter ending account value less any deposits made within the prior 108 months.

                     Lincoln ChoicePlus Assurance (L Share)
                                    New York

This compensation schedule applies to the Lincoln ChoicePlus Assurance (L Share) product and should be attached to your current Agreement with Lincoln Life & Annuity Company of New York.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 2. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected i4Life.

-------------------------------------------------------------------------
                                                   Trail Compensation
Compensation  Attained Age At                  --------------------------
  Schedule    Time of Deposit*  Cash Flow (1)  Years 2-4 (2)  Years 5+(3)
-------------------------------------------------------------------------
     1             ** 81                 5.50%          0.00%        1.00%
                   81 - 85               3.85%          0.00%        1.00%
                   86 - 89               3.25%          0.00%        1.00%

     2             ** 81                 3.65%          1.00%        1.00%
                   81 - 85               2.30%          1.00%        1.00%
                   86 - 89               1.95%          1.00%        1.00%
-------------------------------------------------------------------------
*    Based on age of owner(s)

** Is less than

(1) If withdrawals during a contract year exceed either 10% of net deposits (gross deposits less prior withdrawals) or 10% of account value, if larger, cash flow commissions will be subject to a charge back. During the first six months from when a deposit is made, 100% of the cash flow commission will be charged back on amounts in excess of the allowable withdrawal. During the next six months, 50% of the cash flow commission will be charged back. Deposits will be withdrawn on a first-in, first-out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within six months from the date of receipt and 50% during the second six months.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(3) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 48 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 48 months.

                     Lincoln ChoicePlus Assurance (C Share)
                                    New York

This compensation schedule applies to the Lincoln ChoicePlus Assurance (C Share) product and should be attached to your current Agreement with Lincoln Life & Annuity Company of New York.

Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected i4Life.

------------------------------------------------------------
Compensation   Attained Age At    Cash    Trail Compensation
  Schedule     Time of Deposit  Flow (1)      Years 2+(2)
------------------------------------------------------------
     1            ** 81             1.25%               1.00%
                  81 - 89           1.00%               1.00%
------------------------------------------------------------

** Is less than

(1) If withdrawals during a contract year exceed 10% of net deposits (gross deposits less prior withdrawals), cash flow commissions will be subject to a charge back. During the first twelve months from when a deposit is made, 100% of the cash flow commission will be charged back on amounts in excess of the allowable withdrawal. Deposits will be withdrawn on a first-in, first-out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within twelve months from the date of receipt.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

                              ChoicePlus Assurance

                                i4Life Advantage
                                    New York

If the i4Life Advantage option is elected, cash flow commissions will be paid according to the commission option selected for the ChoicePlus Assurance product involved. Trail commissions through the end of the initial surrender charge period, if any, for the option selected will also remain unchanged. At the end of the initial surrender charge period, the trail commission rates will be increased to:

-------------------------------------------------------------------------
                                     Commission   Annual Trail Commission
             Product                   Option     Payable after the CDSC
-------------------------------------------------------------------------
ChoicePlus Assurance (B Share) (1)       1                           0.50%
                                         2                           1.00%
-------------------------------------------------------------------------
ChoicePlus Assurance (Bonus) (1)         1                           0.50%
                                         2                           1.00%
-------------------------------------------------------------------------
ChoicePlus Assurance (L Share) (1)       1                           1.00%
                                         2                           1.00%
-------------------------------------------------------------------------
ChoicePlus Assurance (C Share) (2)       1                           1.00%
-------------------------------------------------------------------------

(1) Trail commissions shown are payable quarterly beginning on the calendar quarter end immediately after the contract has been in force for: 84 months for ChoicePlus Assurance (B Share); 108 months for ChoicePlus Assurance (Bonus); or 48 months for ChoicePlus Assurance (L Share). Trail commissions are paid on the quarter ending account value less any deposits that are still within the surrender charge period for the product involved.

(2) Trail commissions shown are payable quarterly beginning on the calendar quarter end immediately after the contract has been in force for 15 months for option. Trail commissions are paid on the quarter ending account value less any deposits made within the prior 15 months.

If i4Life Advantage is being selected at issue, an additional commission option is available for ChoicePlus Assurance (B Share) and ChoicePlus Assurance (Bonus):

-------------------------------------------------------------
                          Attained Age               Trail
                              at           Cash   Commissions
      Product            Time of Deposit   Flow   Years 2+(1)
-------------------------------------------------------------
ChoicePlus Assurance         ** 81         2.00%         1.00%
(B Share) or (Bonus)        81 - 89        1.00%         1.00%
-------------------------------------------------------------

** Is less than

(1) Annual trail commission rates are shown. Trail commissions begin on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail commissions are paid at the end of each calendar quarter on the quarter ending account value less any deposits made within the prior 15 months.

                              ChoicePlus Assurance

                                  Annuitization
                                    New York

--------------------------------------------------------------------------
                                      Variable Based Trail    Fixed Basis
        ChoicePlus Product               Commissions (1)     Cash Flow (2)
--------------------------------------------------------------------------
ChoicePlus Assurance (B Share) (3)                    0.80%           3.00%
ChoicePlus Assurance (Bonus) (3)                      0.80%           3.00%
ChoicePlus Assurance (L Share) (3)                    1.00%           3.00%
ChoicePlus Assurance (C Share) (4)                    1.00%           3.00%
--------------------------------------------------------------------------

(1) Percent, presented as an annual rate, is paid to dealers on "statutory reserves" which have been initially annuitized on a variable basis. This amount will be based on end-of-quarter reserve amounts and paid to dealers each calendar quarter.

(2) Percent is paid to dealers on account values initially annuitized on a fixed basis. No cash flow commission is payable on assets originally annuitized on a variable basis and subsequently transferred to a fixed basis.

     Contracts issued by Lincoln that are annuitized solely on a fixed basis will result in a separate Contract being issued.

(3) Commission is paid upon annuitization of contracts to which no surrender charges apply.

(4)  Commission is paid upon annuitization of contract.

                                Variable Annuity
                        Selling Group Agreement Amendment

This amendment applies to your variable annuity selling group agreement(s) with Lincoln National Life or Lincoln Life and Annuity Company of New York.

For contracts issued on or after October 6, 2003, age related commission break points will be based on the oldest of the owner, the joint owner and the annuitant as of the date the deposit is received.

As in the past, any order received by us following this notification shall be deemed an acceptance of this amendment.